SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

GVC VENTURE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-15862	13-3018466
(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building, 405 Lexington Avenue, New York, New York 10174
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 907-6610

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01     Entry into a Material Definitive Agreement.

On September 17, 2009, GVC Venture Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, GVC Merger Corp., a Texas corporation and wholly owned subsidiary of the Company (“Mergerco”), and Halo Group, Inc., a Texas corporation (“Halo Group”), pursuant to which Mergerco is to merge with and into Halo Group, with Halo Group remaining as the surviving corporation and becoming a subsidiary of the Company (the “Merger”). The following summary of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Report as Exhibit 2.1 and is incorporated herein by reference.

Halo Group, located in Allen, Texas, through its wholly-owned subsidiaries, is a nationwide consumer financial services company providing both origination and mitigation services centered around home ownership and improving personal financial well being.

The Merger will become effective after the fulfillment of certain conditions contained in the Merger Agreement, but no earlier than the tenth (10th) day after a Schedule 14f-1 is filed with the Securities and Exchange Commission and distributed to the Company’s stockholders (the date the Merger becomes effective is referred to as the “Effective Date”).

Under the Merger Agreement, in consideration of all of the outstanding common stock of Halo Group, the Company will issue to the security holders of Halo Group, shares of the Company’s to-be-designated Series Z preferred stock, which will represent approximately 96% of the aggregate voting power in the election of the Company’s directors and be convertible into, following authorization by the Company of sufficient common stock to enable conversion of all Series Z preferred stock, approximately 96% of the Company’s common stock on a fully-diluted basis.

Immediately following the Effective Date, assuming that, prior thereto, no outstanding shares of Halo Group preferred stock are converted into Halo Group common stock and that no outstanding Halo Group stock options are exercised, there will be outstanding 14,194,516 shares of the Company’s common stock and 895,935 shares of the Company’s Series Z preferred stock. If all Halo Group outstanding preferred stock is converted and all outstanding Halo Group stock options are exercised immediately following the Effective Date, there would be outstanding 14,194,516 shares of the Company’s common stock and 986,801 shares of the Company’s Series Z preferred stock, which will be convertible into approximately 336,172,045 shares of the Company’s common stock.

Halo Group has the right, subject to certain limitations contained in the Merger Agreement, to issue, prior the Effective Date, additional Halo Group common stock, preferred stock, debt and options convertible into, or exercisable for, Halo Group common stock. However, the formula contained in the Merger Agreement for the number of shares of Series Z preferred stock that may be issued in the Merger is designed to ensure that the present holders of GVC common stock will own no less than 4% of the GVC common stock to be outstanding on a fully diluted basis immediately following the Merger, after giving effect to all such issuances.

Since the Company presently only has 50,000,000 shares of common stock authorized for issuance, of which 14,194,516 shares are presently outstanding, the Company will not have enough shares of common stock to issue upon conversion of the Series Z preferred stock proposed to be issued to holders of Halo Group common stock on the Effective Date, to holders of Halo Group preferred stock upon conversion thereof and to holders of Halo Group stock options upon exercise thereof. The Company will, therefore, following the Merger, take action to amend the Company’s Certificate of Incorporation to increase the Company’s authorized common stock and/or to effectuate a reverse split of the Company’s common stock that will be outstanding following the Merger in order for the Company to have a sufficient number of authorized common stock to permit conversion into the Company’s common stock of all Series Z preferred stock to be issued and reserved for issuance following the Merger and to provide additional shares to be issued in the future for financing and growth.

Each share of Series Z preferred stock is to:

•

be convertible, after the Company authorizes sufficient additional shares of the Company’s common stock to enable conversion of all Series Z preferred stock, into 340.668384 shares of the Company’s common stock, subject to anti-dilution adjustments;

•

vote together with the holders of the Company’s common stock as a single class, each share of Series Z preferred stock having voting rights on an “as if converted” basis such that each share will have one vote on all matters submitted to the holders of the Company’s common stock for each share of the Company’s common stock into which such preferred stock would be converted if converted as of the date of such vote (in addition to such voting rights that are specifically afforded to holders of a series of preferred stock to vote as part of a class or series thereof under Delaware law and the requirement that, without the affirmative vote of the holders of at least a majority of Series Z preferred stock (acting as a separate class) at the time outstanding, the Company may not alter, change or amend the preferences or rights of the Series Z preferred stock);

•	be entitled only to dividends, with holders of common stock, on an as if converted basis;
•

be entitled on liquidation to receive, after any payments are made to, or any assets set aside for, creditors and holders of any of the Company’s preferred stock ranking senior in right of liquidation that may hereafter be issued, an amount per share for each outstanding share of Series Z preferred stock equal to $0.001, and to share thereafter in any amount to which the Company’s common stock would be entitled on an as if converted basis.

Pursuant to the Merger, which is expected to close on or about September 30, 2009, the Company’s Board of Directors will increase its size to six persons and the current members of the Company’s Board will resign, with the exception of Bernard Zimmerman, who will resign as Chairman of the Board but who Halo Group has agreed not to remove as a director for at least one year following the Effective Date. Immediately following the director resignations, Mr. Zimmerman (in his capacity as the sole remaining director of GVC) will fill the vacancies resulting from the resignations, by electing to the Board Brandon C. Thompson, Paul Williams, Jimmy Mauldin, T. Craig Friesland and Richard G. Morris, officers and/or directors of Halo Group.

The consummation of the Merger is subject to certain conditions set forth in the Merger Agreement including, among other things, the continued accuracy of each party’s representations and warranties contained in the Merger Agreement, compliance with each party’s covenants and the approval of Halo Group’s stockholders. Either party has the right to terminate the Merger Agreement if a closing does not occur by October 30, 2009.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits:
2.1	Agreement and Plan of Merger dated as of September 17, 2009 by and among the Company, GVC Merger Corp. and Halo Group, Inc.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 17, 2009

GVC VENTURE CORP.
By:	/s/ Bernard Zimmerman
Bernard Zimmerman Chairman of the Board of Directors, President, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of September 17, 2009 by and among the Company, GVC Merger Corp. and Halo Group, Inc.

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